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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            WASHINGTON MUTUAL, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



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                       [LOGO OF WASHINGTON MUTUAL, INC.]

                         1201 THIRD AVENUE, SUITE 1500
                           SEATTLE, WASHINGTON 98101

                        SUPPLEMENT DATED APRIL 13, 1998
                    TO PROXY STATEMENT DATED MARCH 18, 1998
               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                APRIL 21, 1998

  A Proxy Statement soliciting proxies by the Board of Directors of Washington Mutual, Inc. (the "Company" or "Washington Mutual") to be voted at the Annual Meeting of Shareholders to be held at 10 a.m. on April 21, 1998, or any adjournments thereof was mailed to Washington Mutual's shareholders on or about March 18, 1998. This Supplement corrects certain information set forth in the Proxy Statement. No action is required of shareholders.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  As of March 6, 1998, Roger H. Eigsti owned beneficially 9,000 shares of Common Stock, including 4,000 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998.

  Also as of March 6, 1998, all directors and executive officers of Washington Mutual as a group (25 persons) owned beneficially 10,910,494 shares of Common Stock, including 1,086,515 shares issuable pursuant to stock options exercisable within 60 days of March 6, 1998, and shares held pursuant to the Company's Restricted Stock Plan and subject to divestiture thereunder if Washington Mutual fails to achieve certain earnings goals.

DIRECTORS

  Michael K. Murphy's term as a director of Washington Mutual expires in 2000, and the term of William G. Reed, Jr., as a director of Washington Mutual expires in 1999.

  In addition to the other boards on which the Proxy Statement indicates the directors of Washington Mutual also serve as directors, J. Taylor Crandall serves as a director of Physician Reliance Network, Inc., and Quaker State Corporation, and John W. Ellis serves as a director of Puget Sound Energy, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  As indicated in the Proxy Statement, Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, require Washington Mutual's directors, executive officers and beneficial owners of more than 10% of any registered class of Washington Mutual's equity securities to file reports of their ownership, and any changes in that ownership, with the Securities and Exchange Commission. Based solely on its review of copies of these reports and on written representations from such reporting persons, Washington Mutual believes that during fiscal year 1997, such persons filed all ownership reports and reported all transactions on a timely basis, except as set forth in the Proxy Statement and as follows: Michael K. Murphy had delinquent reports with respect to two transactions, one of which involved only a transfer of shares of Common Stock from Mr. Murphy's wife to Mr. Murphy.

  If you have already returned your proxy but would like to change your vote after reviewing this Supplement, you may do so. If you are a registered shareholder, you may revoke your vote and request a new form of proxy either by written notice to the Secretary received at Washington Mutual's offices at 1201 Third Avenue, Suite 1706, Seattle, Washington 98101, before April 21, 1998, or by delivering in person to the Secretary at the Annual Meeting written notice revoking your proxy and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy. If you hold your shares through a bank or broker, you must contact your broker or account representative.